As filed with the Securities and Exchange Commission on January 9, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	02-0430695
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9 Main Street, P.O. Box 9

Newport, New Hampshire 03773

(603) 863-0886

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen R. Theroux

Vice Chairman, President and Chief Executive Officer

New Hampshire Thrift Bancshares, Inc.

9 Main Street, P.O. Box 9

Newport, New Hampshire 03773

(603) 863-0886

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Richard A. Schaberg

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004

(202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	—	—
Preferred Stock, par value $0.01 per share	—	—
Subordinated Debt Securities	—	—
Total	$50,000,000.00	$5,810.00

(1)	There is being registered hereunder an indeterminate number of shares of stock of the registrant as may be issued from time to time at indeterminate prices by the registrant. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment, which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated January 9, 2015.

PROSPECTUS

$50,000,000

Common Stock

Preferred Stock

Subordinated Debt Securities

From time to time, we may offer and sell (i) shares of our common stock, par value $0.01 per share, (ii) shares of our preferred stock, par value $0.01 per share, and (iii) our subordinated debt securities, with total gross proceeds of up to $50.0 million. Each time we offer the securities identified in this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add, update or change information contained in this prospectus with respect to that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering.

We may offer and sell the securities separately, together or as units, in separate classes or series, in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus. You should read this prospectus, the applicable prospectus supplement and other offering materials carefully before you invest.

We may offer the securities directly to investors, to or through underwriters, dealers or agents, or through a combination of these methods. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them, and any applicable over-allotment options, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. For more detailed information, see “Plan of Distribution” on page 31. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our common stock is traded on the NASDAQ Global Market under the symbol “NHTB.” On January 5, 2015, the closing sale price of our common stock as reported on the NASDAQ Global Market was $15.49 per share.

Investing in our securities involves risks. Please see “Risk Factors” on page 4 and as updated in our future filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus.

The securities to which this prospectus relates are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     .

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration, or continuous offering, process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may, from time to time, offer and sell shares of the securities described in this prospectus in one or more offerings for total gross proceeds of up to $50.0 million.

This prospectus provides you with a general description of the securities we may offer. Each time that we offer our securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering and may also provide a free writing prospectus. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing our securities, you should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus may not be used to offer or sell any securities unless it is accompanied by a prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus or any accompanying prospectus supplement or any free writing prospectus or any other offering materials is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any accompanying prospectus supplement or any free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying supplement to this prospectus or any free writing prospectus that may be incorporated by reference into this prospectus or any prospectus supplement or any documents incorporated by reference into this prospectus or any prospectus supplement. We take no responsibility for any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or any free writing prospectus.

Neither this prospectus nor any accompanying prospectus supplement nor any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor does this prospectus or any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our” and “the Company” mean, collectively, New Hampshire Thrift Bancshares, Inc. and its subsidiaries and their predecessors.

SUMMARY

This summary contains a general summary of the information contained in this prospectus. It may not include all the information that is important to you. You should read the entire prospectus, the prospectus supplement delivered with the prospectus, if any, and the documents incorporated by reference before making an investment decision.

Our Company

New Hampshire Thrift Bancshares, Inc., a Delaware holding company organized on July 5, 1989, is the parent company of Lake Sunapee Bank, fsb (the “Bank”), a federally chartered savings association. The Bank was originally chartered by the State of New Hampshire in 1868 as the Newport Savings Bank. The Bank became a member of the Federal Deposit Insurance Corporation (“FDIC”) in 1959 and a member of the Federal Home Loan Bank of Boston in 1978. The Company is regulated by the Federal Reserve Board, and the Bank is regulated by the Office of the Comptroller of the Currency. The Bank’s deposits are insured by the Deposit Insurance Fund of the FDIC.

The Bank is a thrift institution established for the purposes of providing the public with a convenient and safe place to invest funds, for the financing of housing, consumer-oriented products and commercial loans, and for providing a variety of other consumer-oriented financial services. The Bank is a full-service community institution promoting the ideals of thrift, security, home ownership and financial independence for its customers. The Bank’s operations are conducted from its home office located in Newport, New Hampshire and its branch offices located in Andover, Bradford, Claremont, Enfield, Grantham, Guild, Hillsboro, Lebanon, Milford, Nashua, Newbury, New London, Peterborough, Sunapee and West Lebanon, New Hampshire, and Brandon, Pittsford, Rutland, West Rutland, and Woodstock, Vermont.

Through Charter Holding Corp. and its subsidiary, Charter Trust Company, we offer wealth management and trust services. Through McCrillis & Eldredge Insurance, Inc. and Lake Sunapee Financial Services Corporation, we offer insurance services and brokerage services, respectively, to our customers. Lake Sunapee Group, Inc. owns and maintains the Bank’s buildings and investment properties.

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

The following tables set forth our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends for the periods presented. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

As of December 31, 2013 and the nine months ended September 30, 2014, we had 23,000 shares of Series B Preferred Stock outstanding. We pay quarterly dividends on our Series B Preferred Stock. For additional information regarding dividends payable on our Series B Preferred Stock, see the section titled “Dividend Policy” elsewhere in this prospectus. The ratio of earnings to fixed charges and preferred stock dividends is computed by dividing (1) income from continuing operations before income taxes and fixed charges by (2) total fixed charges and, as applicable, pre-tax earnings required for preferred stock dividends. For purposes of computing these ratios:

•	earnings consist of income from continuing operations before income taxes, including goodwill impairment charges, securities mark-to-market gains and losses and securities impairment charges;

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the estimated portion of rental expense attributable to interest, net of income from subleases;

•	fixed charges, including interest on deposits, include all interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases; and

•	pre-tax earnings required for preferred stock dividends were computed using tax rates for the applicable year.

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges:
Including interest on deposits	3.12	2.69	2.73	2.49	2.14	2.16	1.80
Excluding interest on deposits	9.66	7.09	7.27	6.10	6.37	6.77	6.54

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends:
Including interest on deposits	3.01	2.56	2.60	2.28	1.98	2.05	1.74
Excluding interest on deposits	8.71	6.23	6.43	4.99	5.11	5.83	5.81

Principal Executive Offices

Our principal executive offices are located at 9 Main Street, Newport, New Hampshire 03773, and our telephone number at that address is (603) 863-0886.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus, any accompanying prospectus supplement or free writing prospectus, and in the documents we incorporate by reference in this prospectus and any accompanying prospectus supplement before you decide to invest. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, and in any subsequent filings with the SEC that we file after the date of this prospectus, as well as any risks described in any applicable prospectus supplement or free writing prospectus. Any of the risks and uncertainties set forth therein, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference in this prospectus or a prospectus supplement, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement or free writing prospectus and the information incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements regarding our expected financial position and operating results, our business strategy, forecasted demographic and economic trends relating to our industry and similar matters are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or the negative of these terms or other comparable terminology.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the information expressed or implied by such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact;

•	continued volatility and disruption in national and international financial markets;

•	changes in the level of non-performing assets and charge-offs;

•	changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;

•	adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio;

•	inflation, interest rate, securities market and monetary fluctuations;

•	the timely development and acceptance of new products and services and perceived overall value of these products and services by users;

•	changes in consumer spending, borrowings and savings habits;

•	technological changes;

•	the ability to increase market share and control expenses;

•	changes in the competitive environment among banks, financial holding companies and other financial service providers;

•	the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we must comply;

•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;

•	the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews;

•	difficulties related to the integration of any businesses we may acquire or have acquired, including The Randolph National Bank and Charter Trust Company; and

•	other factors detailed from time to time in our SEC filings.

In addition, you should refer to the “Risk Factors” section in the applicable prospectus supplement, or in any free writing prospectuses we may authorize for use in connection with a specific offering, for a discussion of other important factors, risks and uncertainties that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Given these other important factors, risks and uncertainties, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus, together with the information incorporated herein by reference as described in the section titled “Incorporation of Certain Information by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our business, results of operations and financial condition.

You should rely only on information contained or incorporated by reference in this prospectus, the registration statement of which this prospectus is a part, including the exhibits that we have filed with the registration statement, and the applicable prospectus supplement or in any free writing prospectuses we may authorize for use in connection with a specific offering. You should understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to invest, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus and, if required, any post-effective amendment to the registration statement of which this prospectus is a part.

USE OF PROCEEDS

Unless otherwise indicated in any applicable prospectus supplement or free writing prospectus, we expect to use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes and working capital requirements, including:

•	expansion of the business;

•	investments in our subsidiary bank as regulatory capital to fund growth;

•	financing of possible acquisitions;

•	refinancing, reduction or repayment of debt; and

•	investments at the holding company level.

As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to temporarily invest the net proceeds in short-term obligations.

DIVIDEND POLICY

We have historically paid regular quarterly cash dividends on our common stock, and the board of directors presently intends to continue the payment of regular quarterly cash dividends, subject to the need for those funds for debt service and other purposes. However, because substantially all of the funds available for the payment of dividends are derived from the Bank, future dividends will depend upon the earnings of the Bank, its financial condition and its need for funds. Furthermore, there are a number of federal banking policies and regulations that restrict our ability to pay dividends. In particular, because the Bank is a depository institution whose deposits are insured by the FDIC, it may not pay dividends or distribute capital assets if it is in default on any assessment due to the FDIC. Also, the Bank, as a federal savings bank, is subject to the Office of the Comptroller of the Currency regulations which impose certain minimum capital requirements that would affect the amount of cash available for distribution to us. In addition, under a policy of the Board of Governors of the Federal Reserve System, we are required to maintain adequate regulatory capital, are expected to serve as a source of financial strength to the Bank and to commit resources to support the Bank. These policies and regulations may have the effect of reducing the amount of dividends that we can declare to our stockholders.

As long as the Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per preferred share (the “Series B Preferred Stock”) issued in connection with our participation in the U.S. Treasury’s Small Business Lending Fund program remains outstanding, we may declare and pay dividends on our common stock, any other shares of “junior stock” or “parity stock,” only if after giving effect to the dividend, our tier 1 capital would be at least equal to the “tier 1 dividend threshold,” as such terms are defined in the Amended and Restated Certificate of Designations, and full dividends on all outstanding shares of Series B Preferred Stock for the most recently completed dividend period have been or are contemporaneously declared and paid.

If a dividend is not declared and paid in full on the Series B Preferred Stock for any dividend period, then from the last day of that dividend period until the last day of the third dividend period immediately following it, no dividend or distribution may be declared or paid on our common stock or any other shares of junior stock (other than dividends payable solely in shares of our common stock) or parity stock, except that in any such dividend period in which a dividend is declared and paid on the Series B Preferred Stock, dividends may be paid on parity stock to the extent necessary to avoid any material covenant breach.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following tables set forth our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends for the periods presented. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

As of December 31, 2013 and the nine months ended September 30, 2014, we had 23,000 shares of Series B Preferred Stock outstanding. We pay quarterly dividends on our Series B Preferred Stock. For additional information regarding dividends payable on our Series B Preferred Stock, see the section titled “Dividend Policy” elsewhere in this prospectus. The ratio of earnings to fixed charges and preferred stock dividends is computed by dividing (1) income from continuing operations before income taxes and fixed charges by (2) total fixed charges and, as applicable, pre-tax earnings required for preferred stock dividends. For purposes of computing these ratios:

•	earnings consist of income from continuing operations before income taxes, including goodwill impairment charges, securities mark-to-market gains and losses and securities impairment charges;

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the estimated portion of rental expense attributable to interest, net of income from subleases;

•	fixed charges, including interest on deposits, include all interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases; and

•	pre-tax earnings required for preferred stock dividends were computed using tax rates for the applicable year.

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges:
Including interest on deposits	3.12	2.69	2.73	2.49	2.14	2.16	1.80
Excluding interest on deposits	9.66	7.09	7.27	6.10	6.37	6.77	6.54

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends:
Including interest on deposits	3.01	2.56	2.60	2.28	1.98	2.05	1.74
Excluding interest on deposits	8.71	6.23	6.43	4.99	5.11	5.83	5.81

DESCRIPTION OF COMMON STOCK

The following description of our common stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of our common stock that we may offer under this prospectus. The description below does not purport to be complete and is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), and our Amended and Restated Bylaws (“Bylaws”). The description below does not contain all of the information that may be important to you. For the complete terms of our common stock, please refer to our Certificate of Incorporation and Bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information.” The Delaware General Corporation Law (the “DGCL”) may also affect the terms of our common stock.

General

Our Certificate of Incorporation authorizes us to issue up to 10,000,000 shares of common stock, par value $0.01 per share. As of January 5, 2015, we had 913 holders of record of our common stock and there were:

•	8,258,031 shares of common stock outstanding; and

•	113,500 shares of common stock subject to outstanding options.

Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. Our common stock is non-withdrawable capital, is not of an insurable type and is not insured by the FDIC or any other governmental entity.

Voting Rights

Each holder of shares of our common stock is entitled to one vote for each share held by such holder, including the election of directors. There are no cumulative voting rights in the election of directors. The Certificate of Incorporation, however, provides that any person who acquires more than 10% of our stock without approval of the board of directors and the applicable regulatory agency is not entitled to vote any of the shares held in excess of the 10% limit.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Company, the holders of our common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Company available for distribution remaining after: (i) payment or provision for payment of our debts and liabilities; and (ii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution or winding up of the Company.

Dividends

The holders of our common stock and any class or series of stock entitled to participate with the holders of our common stock are entitled to receive dividends declared by our board of directors out of any assets legally available for distribution. The board may not declare, and we may not pay, dividends or other distributions, unless we have paid or the board has declared or set aside all accumulated dividends and any sinking fund, retirement fund or other retirement payments on any class of stock having preference as to payments of dividends over our common stock. As a holding company, our ability to pay distributions is affected by the ability of our subsidiaries to pay dividends. The ability of our bank subsidiary, and our ability, to pay dividends in the future is, and could in the future be further, influenced by bank regulatory requirements and capital guidelines.

Our ability to pay dividends on our common stock is also subject to certain limitations based on the terms of our Series B Preferred Stock. Under the terms of the Series B Preferred Stock, we may not pay any dividends or make any other cash distributions on our common stock or repurchase or redeem any of our shares of capital stock, including any equity securities or trust preferred securities issued by us or any of our affiliates, unless after giving effect to such repurchase or redemption, our tier 1 capital would be at least equal to the “tier 1 dividend threshold,” as such term is defined in the in the Amended and Restated Certificate of Designations, and all dividends have been paid on the Series B Preferred Stock for the most recently completed quarterly dividend period (or sufficient funds have been reserved).

No Preemptive Right; Fully Paid and Non-Assessable

The holders of our common stock have no preemptive or conversion rights for any shares that may be issued. Our common stock is not subject to additional calls or assessments, and all shares of our common stock currently outstanding are fully paid and non-assessable. All shares of common stock offered pursuant to a prospectus supplement, or issuable upon conversion, exchange or exercise of preferred stock or other convertible securities, will, when issued, be fully paid and non-assessable, which means that the full purchase price of the shares will have been paid and the holders of the shares will not be assessed any additional monies for the shares.

Classified Board

Our Certificate of Incorporation provides for the division of our board of directors into three classes of directors, each class as nearly as equal as possible, with each serving staggered, three-year terms.

Amendments

Except as otherwise required by law, no amendment, addition, alteration, change or repeal of our Certificate of Incorporation may be made, unless such is first proposed by our board of directors, and thereafter approved by the stockholders by a majority of the total votes eligible to be cast at a legal meeting; provided, however, that the provisions regarding business combinations may be amended only by the affirmative vote of at least 75% of the shares entitled to vote on the matter. The board of directors or the stockholders may from time to time amend the Bylaws with the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors called for such purpose. The Bylaws may also be amended by stockholders with the affirmative vote of at least two-thirds of the total votes eligible to be voted at a duly constituted meeting of stockholders called for such purpose.

Acquisitions and Offers for Control

Our Certificate of Incorporation requires that if any individual, firm, corporation or other entity seeks to acquire the sole or shared power to vote or to direct the voting of, or to dispose of or to direct the disposition of, 10% or more of our outstanding shares of capital stock entitled to vote generally in the election of directors, such acquisition must be approved by holders of at least two-thirds of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class; provided, however that such approval is not required if such acquisition has been approved by at least two-thirds of the directors then in office. In addition, prior to such acquisition, such individual, firm, corporation or other entity must obtain all required federal regulatory approvals for such acquisition.

Our Certificate of Incorporation also provides that no individual, firm, corporation or other entity may, alone or based on shared power, make any offer to buy or acquire, any solicitation of an offer to sell, any tender offer for, or any request or invitation for tender of, 10% or more of our outstanding shares of capital stock generally entitled to vote for directors without either:

(1)	receiving the approval of at least two-thirds of our directors then in office; or

(2)	obtaining approval from the appropriate federal regulatory authorities pursuant to applicable laws and regulations.

Business Combinations with Interested Stockholders

Our Certificate of Incorporation requires that business combinations between the Company or any majority-owned subsidiary of the Company and (i) a 10% or more stockholder (including affiliates of the Company that held shares representing 10% or greater voting power within the two-year period immediately prior to the date of determination), (ii) an assignee or a successor that held shares representing 10% or greater voting power within the two-year period immediately prior to the date of determination, which shares were acquired other than through a public offering, such stockholder described in subsection (i) and (ii) referred to collectively as the “interested stockholder,” or (iii) an affiliate of an interested stockholder, be approved either by:

(1)	at least (i) 75% of the total voting power and (ii) a majority, excluding all shares of capital stock held by the interested stockholder, of the total voting power, of outstanding shares of capital stock entitled to vote generally in the election of directors;

(2)	at least a majority of our continuing directors, which means those directors unaffiliated with the interested stockholder and serving before the interested stockholder became an interested stockholder; or

(3)	meet specified price and procedure requirements that provide for consideration per share generally equal to or greater than that paid by the interested stockholder when it acquired its block of stock.

The types of business combinations with an interested stockholder covered by this provision include:

•	any merger, consolidation or share exchange;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets having an aggregate fair market value of $1,000,000 or more;

•	any issuance or transfer of equity securities having an aggregate fair market value of $1,000,000 or more;

•	the adoption of any plan or proposal of liquidation proposed by or on behalf of an interested stockholder; or

•	any reclassification of securities, recapitalization of the Company or any merger or consolidation of the Company with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate ownership of the interested stockholder.

These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

Anti-Greenmail

Our Certificate of Incorporation provides that any direct or indirect purchase or other acquisition by us of any of our voting stock from a beneficial owner of more than 5% of our common stock who has been the beneficial owner of such common stock for less than two years shall require the vote of at least a majority of the total number of the outstanding voting stock, excluding shares held by such beneficial owner, except with respect to a purchase or other acquisition of voting stock made as part of a tender or exchange offer on the same terms from all holders of the same class of voting stock and complying with the applicable requirements of the Exchange Act and the rules and regulations thereunder or with respect to any purchase of voting stock determined by the board of directors to not exceed the fair market value of the voting stock.

Business Combination Statutes and Provisions

Section 203 of the DGCL prohibits business combinations, including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary, with an interested stockholder, which is someone who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless:

•	the transaction that caused the person to become an interested stockholder was approved by the board of directors of the target prior to the transaction;

•	after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including (a) shares held by persons who are both officers and directors of the issuing corporation and (b) shares held by specified employee benefit plans;

•	the business combination is approved by the board of directors and holders of at least two-thirds of the outstanding voting stock, excluding shares held by the interested stockholder; or

•	the transaction is one of certain business combinations that are proposed after the corporation had received other acquisition proposals and that are approved or not opposed by a majority of certain continuing members of the board of directors, as specified in the DGCL.

Neither our Certificate of Incorporation nor our Bylaws contains an election, as permitted by Delaware law, to exempt us from the requirements of Section 203.

NASDAQ Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “NHTB.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK

The following description of our preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of our preferred stock that we may offer under this prospectus. The description below does not purport to be complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation, the applicable certificate of designation to our Certificate of Incorporation determining the terms of the related series of preferred stock, and our Bylaws. The description below does not contain all of the information that may be important to you. For the complete terms of our preferred stock, please refer to our Certificate of Incorporation, the applicable certificate of designation and our Bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information.” The DGCL may also affect the terms of our preferred stock.

General

Our Certificate of Incorporation authorizes us to issue up to 2,500,000 shares of preferred stock, par value $0.01 per share. As of January 5, 2015, 8,000 shares of the Series B Preferred Stock were issued and outstanding. Our board of directors has the authority, without further action by our stockholders, to issue one or more series of preferred stock and to fix the number, rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action.

Terms of the Preferred Stock That We May Offer and Sell to You

The particular terms of any series of preferred stock being offered by us under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the distinctive serial designation and the number of shares constituting such series;

•	the dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

•	the voting powers, full or limited, if any, of shares of such series;

•	whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

•	the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company;

•	whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

•	whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Company and, if so, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

•	the price or other consideration for which the shares of such series shall be issued; and

•	whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

Ranking

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Company, rank:

•	senior to all classes or series of our common stock and to all equity securities, the terms of which specifically provide that the equity securities rank junior to the preferred stock being offered;

•	equally with all equity securities issued by us other than those referred to in the first and last bullet points of this subheading; and

•	junior to all equity securities issued by us, the terms of which specifically provide that the equity securities rank senior to the preferred stock being offered.

For purposes of this subheading, the term “equity securities” does not include convertible debt securities.

Dividends

Holders of each series of preferred stock will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to stockholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as we will set forth in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our board of directors.

Distributions on any class or series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a distribution payable on a distribution payment date on any class or series of preferred stock for which distributions are non-cumulative, then the holders of that class or series of preferred stock will have no right to receive a distribution in respect of the distribution period ending on that distribution payment date, and we will have no obligation to pay the distribution accumulated for that period, whether or not distributions on that series are declared payable on any future distribution payment date.

If any shares of preferred stock of any class or series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of such class or series for any period unless all required dividends are paid. The phrase “all required dividends are paid” when used in this prospectus with respect to a class or series of preferred stock means that:

•	if the class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period; or

•	if the class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking equally as to dividends with the preferred stock of the class or series, all dividends declared upon shares of preferred stock of the class or series and any other class or series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the class or series and the other class or series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the class or series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other class or series of preferred stock bear to each other. No interest, sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of the class or series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding up of the Company, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior or equally with the preferred stock of the class or series as to dividends or upon liquidation, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the class or series as to dividends or upon liquidation, dissolution or winding up of the Company be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding up of the Company.

Any dividend payment made on shares of a class or series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the class or series which remains payable.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.

The prospectus supplement relating to a class or series of preferred stock that is subject to mandatory redemption will specify the number of shares of the preferred stock that will be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon, which will not, if the preferred stock does not have a cumulative dividend, include an accumulation in respect of unpaid dividends for prior dividends periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of the preferred stock may provide that, if no stock will have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, unless provided otherwise for any class or series of preferred stock, unless all required dividends are paid:

•	no shares of the applicable class or series of preferred stock will be redeemed unless all outstanding shares of preferred stock of the class or series are simultaneously redeemed; and

•	we will not purchase or otherwise acquire directly or indirectly any shares of the applicable class or series of preferred stock, except by conversion into or exchange for stock of the Company ranking junior to the class or series of preferred stock as to dividends and upon liquidation, dissolution or winding up of the Company;

provided, however, that the above restrictions will not prevent the purchase or acquisition of shares of preferred stock of the class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of the class or series.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series or class of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets. If, upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of our capital stock ranking equally with the preferred stock in the distribution of assets, then the holders of preferred stock and all other such classes or series of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

For these purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, will not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law, or as otherwise provided in the certificate of designation or the resolutions establishing such series of preferred stock and as indicated in the applicable prospectus supplement.

Under the DGCL, holders of outstanding shares of a series of preferred stock may be entitled to vote as a separate class on a proposed amendment to the terms of that series of preferred stock or to our Certificate of Incorporation, if the amendment would:

(1)	increase or decrease the aggregate number of authorized shares of that series of preferred stock;

(2)	increase or decrease the par value of the shares of that series of preferred stock; or

(3)	alter or change the powers, preferences or special rights of the shares of such series so as to affect them adversely, in which case the approval of the proposed amendment would require the affirmative vote of at least a majority of the outstanding shares of that series of preferred stock.

Conversion Rights

The terms and conditions, if any, upon which any class or series of preferred stock is convertible into or exchangeable for other securities or rights of the Company or other issuers, including, without limitation, common stock, debt securities, trust preferred securities or another series of preferred stock, or any combination of the foregoing, will be set forth in the applicable prospectus supplement relating to the preferred stock. The terms will include the name of the issuer of the other securities or rights and the number or principal amount of the securities or rights into which the shares of preferred stock are convertible or exchangeable, the conversion or exchange price or rate or the manner of calculating the price, the conversion or exchange date(s) or period(s), provisions as to whether conversion or exchange will be at the option of the holders of the preferred stock or at the Company’s or other issuer’s option, the events requiring an adjustment of the conversion or exchange price or rate, and provisions affecting conversion or exchange in the event of the redemption of the series of preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock will be Computershare Trust Company, N.A.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

General

The following description of our subordinated debt securities summarizes the material terms and provisions of our subordinated debt securities that we may offer under this prospectus. When we offer to sell a particular series of subordinated debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of subordinated debt securities.

The subordinated debt securities will be issued under an indenture, as amended or supplemented from time to time (the “indenture”), dated as of a date prior to such issuance, between us and a trustee (the “trustee”). The indenture will be subject to and governed by the Trust Indenture Act of 1939. We have filed a form of the indenture and a form of the subordinated debt security as exhibits to the registration statement of which this prospectus is a part, and will be available as described under the heading “Where You Can Find More Information” below. The following description summarizes the material provisions of the indenture, but may not contain all of the information that is important to you. If you would like additional information, or if you do not fully understand a term or the way we use it in this prospectus, you should read the form of indenture and the form of subordinated debt securities. The summaries are not complete and are qualified in their entirety by reference to the actual indenture and subordinated debt securities and the further descriptions in the applicable prospectus supplement. As used under this caption, the term “subordinated debt securities” includes the subordinated debt securities being offered by this prospectus and all other subordinated debt securities we issue under the indenture. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of the indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the subordinated debt securities offered in this prospectus, to participate in the assets of any subsidiary during its liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, unless we are ourselves a creditor with recognized claims against the subsidiary. Any capital loans that we make to any of our bank subsidiaries would be subordinate in right of payment to deposits and to other indebtedness of the subsidiary. Claims from creditors (other than us), on the subsidiaries, may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings.

Except as set forth in the indenture or in a supplemental indenture and described in an applicable prospectus supplement, the indenture does not limit the amount of subordinated debt securities we may issue under the indenture. We are not required to issue all of the subordinated debt securities of one series at the same time and, unless otherwise provided in the indenture or supplemental indenture and described in the applicable prospectus supplement, we may, from time to time, reopen any series and issue additional subordinated debt securities under that series without the consent of the holders of the outstanding subordinated debt securities of that series. Additional subordinated debt securities issued in this manner will have the same terms and conditions as the outstanding subordinated debt securities of that series, except for their original issue date and issue price, and will be consolidated with, and form a single series with, the previously outstanding subordinated debt securities of that series. Subordinated debt securities may be secured or unsecured.

Unless we give you different information in the prospectus supplement, payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “—Subordination” and in the applicable prospectus supplement.

The indenture provides that we may, but need not, designate more than one trustee under the indenture. Any trustee under the indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of subordinated debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustees with respect to different series of subordinated debt securities, each trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of subordinated debt securities for which it is trustee under the indenture.

Terms

The prospectus supplement for each offering will provide the following terms, where applicable:

•	the title of the subordinated debt securities;

•	the aggregate principal amount of the subordinated debt securities being offered, the aggregate principal amount of the subordinated debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of subordinated debt securities authorized;

•	the price at which the subordinated debt securities will be issued, expressed as a percentage of the principal;

•	the portion of the principal payable upon declaration of acceleration of the maturity, if other than the principal amount;

•	the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the subordinated debt securities will be payable;

•	the rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the subordinated debt securities will bear interest, if any;

•	the date or dates from which any interest will accrue and the date or dates on which any interest will be payable, the regular related record dates and whether we may elect to extend or defer such interest payment dates;

•	the place or places where payments will be payable, where the subordinated debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us may be served;

•	the period or periods within which, the price or prices at which and the other terms and conditions upon which the subordinated debt securities may be redeemed, in whole or in part, at our option, if we are to have such an option;

•	any obligation we have to redeem, repay or purchase the subordinated debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the subordinated debt securities, and the times and prices at which we must redeem, repay or purchase the subordinated debt securities as a result of such an obligation;

•	the currency or currencies in which the subordinated debt securities may be purchased, are denominated and are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions, including whether we or the holders of any such subordinated debt securities may elect to receive payments in respect of such subordinated debt securities in a currency or currency unit other than that in which such subordinated debt securities are stated to be payable;

•	if other than denominations of $1,000 or an even multiple of $1,000, the denominations in which the subordinated debt securities will be issued;

•	whether the amount of payments of principal of and premium, if any, or interest, if any, on the subordinated debt securities may be determined with reference to an index, formula or other method,

which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies or with reference to changes in prices of particular securities or commodities, and the manner in which the amounts are to be determined;

•	if less than the principal amount of the subordinated debt securities, the portion of the principal amount of the subordinated debt securities payable upon a declaration of the acceleration of the maturity of such subordinated debt securities;

•	whether the subordinated debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

•	any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

•	whether any subordinated debt securities of the series are to be issuable initially in temporary global form and whether any subordinated debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other subordinated debt securities of the series, and the manner in which interest shall be paid;

•	the identity of the depository for securities in registered form, if such series are to be issuable as a global security;

•	the date as of which any subordinated debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

•	whether and under what circumstances we will pay any additional amounts on the subordinated debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the subordinated debt securities in lieu of making such a payment;

•	the circumstances, if any, in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive subordinated debt securities and the manner in which payments on a permanent global debt security will be made if any subordinated debt securities are issuable in temporary or permanent global form;

•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the indenture;

•	the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of subordinated debt securities necessary to require the trustee to take action;

•	any deletions from, modifications of, or additions to our events of default or covenants and any change in the right of any trustee or any of the holders to declare the principal amount of any of such subordinated debt securities due and payable; and

•	any other terms of such subordinated debt securities not inconsistent with the provisions of the indenture.

Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will not be listed on any securities exchange.

We may issue subordinated debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the subordinated debt securities. We will refer to any such subordinated debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the federal income tax consequences and other relevant considerations applicable to original issue discount securities.

We may issue subordinated debt securities with a fixed interest rate or a floating interest rate. Any material federal income tax considerations applicable to any discounted subordinated debt securities or to subordinated debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

Except as described under “—Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the subordinated debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of subordinated debt securities protection in the event of (a) a highly leveraged or similar transaction involving us or any of our affiliates or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the subordinated debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the subordinated debt securities, by, among other things, substantially reducing or eliminating our assets.

Neither governing law, nor our governing instruments, define the term “substantially all” as it relates to the sale of assets. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of subordinated debt securities must review the financial and other information that we have disclosed to the public.

Global Securities

We may issue the subordinated debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, The Depository Trust Company, or its nominee, or any successor thereto. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of subordinated debt securities will be described in the prospectus supplement relating to that series.

Our obligations with respect to the subordinated debt securities, as well as the obligations of the applicable trustee, run only to persons who are registered holders of subordinated debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depository, as well as general laws relating to transfers of subordinated debt securities.

An investor should be aware that when subordinated debt securities are issued in the form of global securities, (i) the investor cannot have subordinated debt securities registered in his or her own name, (ii) the investor cannot receive physical certificates for his or her subordinated debt securities, (iii) the investor must look to his or her bank or brokerage firm for payments on the subordinated debt securities and protection of his or her legal rights relating to the subordinated debt securities, (iv) the investor may not be able to sell interests in the subordinated debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own, (v) the depository’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security, and (vi) the depository will usually require that interests in a global security be purchased or sold within its system using same-day funds.

The prospectus supplement for a series of subordinated debt securities will list the special situations, if any, in which a global security will terminate and interests in the global security will be exchanged for physical certificates representing subordinated debt securities. After that exchange, the investor may choose whether to hold subordinated debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in subordinated debt securities transferred to their own names so that they may become direct holders. When a global security terminates, the depository, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

Payment

Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium (or make-whole amount) and interest on, any series of the subordinated debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the subordinated debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium (or make-whole amount) or interest on, any subordinated debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the subordinated debt security may look only to us for payment, without payment of interest for the period we hold the funds.

Registration and Transfer

Subject to the limitations imposed upon subordinated debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of subordinated debt securities of any series may:

•	exchange them for any authorized denomination of other subordinated debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such subordinated debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

•	surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every subordinated debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any subordinated debt securities, but either the trustee or we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of subordinated debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of subordinated debt securities.

Neither we nor any trustee shall be required to:

•	issue, register the transfer of, or exchange subordinated debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any subordinated debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

•	register the transfer of or exchange any subordinated debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any subordinated debt security being redeemed in part; or

•	issue, register the transfer of or exchange any subordinated debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such subordinated debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indenture provides that we may, without the consent of the holders of any outstanding subordinated debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to, or (3) merge with or into, any other entity provided that:

•	either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (A) to pay the principal of, and any premium (or make-whole amount) and interest on, all of the subordinated debt securities and (B) to duly perform and observe all of the covenants and conditions contained in the indenture;

•	after giving effect to the transaction, there is no event of default under the indenture and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

•	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants

Below is a summary of certain covenants we are required to observe under the indenture.

Payment of Principal, Premium and Interest. The indenture requires us, with respect to each series of subordinated debt securities, to duly and punctually pay the principal of (and premium or make-whole amounts, if any) and interest on the subordinated debt securities of that series in accordance with the terms of the subordinated debt securities and the indenture.

Existence. Except as permitted under “—Merger, Consolidation or Sale of Assets,” the indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indenture does not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

Payment of Taxes and Other Claims. The indenture requires us to pay, discharge or cause to be paid or discharged, before they become delinquent (1) all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries’ income, profits or property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of our subsidiaries. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of Financial Information. The indenture requires us to file with the trustee, within 15 days of each of the respective dates by which we file with the SEC, copies of the annual reports, quarterly reports, documents and other reports which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act.

Additional Covenants. The indenture includes certain other covenants, including covenants requiring us to maintain our property in good condition and hold money for payment on the subordinated debt securities in trust for holders under certain circumstances. Additionally, the applicable prospectus supplement will set forth any other covenants applicable to us under any series of subordinated debt securities.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indenture with respect to any series of subordinated debt securities, we mean:

•	default in the payment of any installment of interest on any subordinated debt security of such series continuing for 30 days;

•	default in the payment of principal of (or any premium or make-whole amount, if any, on) any subordinated debt security of such series at its maturity;

•	default in deposit of any sinking fund payment as required for any subordinated debt security of such series;

•	default in the performance or breach of any of our covenants or warranties contained in the indenture continuing for 60 days after written notice to us as provided in the indenture;

•	a default under the indenture or instrument under which there may be issued, secured or evidenced any existing or later created indebtedness for money we or any of our subsidiaries borrowed in an aggregate principal amount outstanding of at least $30.0 million, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice to us specifying such default;

•	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or our significant subsidiary; and

•	any other event of default provided with respect to a particular series of subordinated debt securities.

When we use the term “significant subsidiary,” we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

If an event of default occurs and is continuing with respect to subordinated debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the outstanding subordinated debt securities of that series will have the right to declare the principal amount of all the subordinated debt securities of that series to be due and payable immediately. If the subordinated debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the outstanding subordinated debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding subordinated debt securities of such series or of all subordinated debt securities then outstanding under the indenture may rescind and annul such declaration and its consequences if:

•	we have paid or deposited with the applicable trustee all required payments of the principal, any premium (or make-whole amount), and interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium (or make-whole amount), have been cured or waived.

The indenture also provided that the holders of at least a majority in principal amount of the outstanding subordinated debt securities of any series or of all subordinated debt securities then outstanding under the indenture may on behalf of all holders waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal, any premium (or make-whole amount) or interest;

•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of the outstanding subordinated debt security that is affected by the default; or

•	in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indenture requires each trustee to give notice to the holders of subordinated debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified responsible officers of such trustee consider such withholding to be in the interest of the holders of subordinated debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any subordinated debt security of such series or in the payment of any sinking fund installment in respect of any subordinated debt security of such series.

The indenture provides that holders of subordinated debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding subordinated debt securities of such series, as well as an offer of indemnity, security or both satisfactory to the trustee. However, this provision will not prevent any holder of subordinated debt securities from instituting suit for the enforcement of payment of the principal of, and any premium (or make-whole amount) and interest on, such subordinated debt securities at the respective due dates thereof.

The indenture provides that, subject to provisions in the indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of subordinated debt securities then outstanding under the indenture, unless the holders have offered to the trustee security or indemnity satisfactory to the trustee. The holders of at least a majority in principal amount of the outstanding subordinated debt securities of any series or of all subordinated debt securities then outstanding under the indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•	is in conflict with any law or the indenture;

•	may involve the trustee in personal liability; or

•	may be unduly prejudicial to the holders of subordinated debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers stating whether or not that officer has knowledge of any default under the indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indenture

We may modify and amend the indenture only with the consent of the affected holders of at least a majority in principal amount of all outstanding subordinated debt securities issued under the indenture. However, no such modification or amendment may, without the consent of the holders of the subordinated debt securities affected by the modification or amendment:

•	change the stated maturity of the principal of, or any premium (or make-whole amount) on, or any installment of principal of or interest on, any such subordinated debt security;

•	reduce the principal amount of, the rate or amount of interest on or any premium (or make-whole amount) payable on redemption of any such subordinated debt security;

•	reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such subordinated debt security;

•	change the place of payment or the coin or currency for payment of principal of, or any premium (or make-whole amount) or interest on, any such subordinated debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such subordinated debt security;

•	reduce the percentage in principal amount of any outstanding subordinated debt securities necessary to modify or amend the indenture with respect to such subordinated debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such subordinated debt security.

The holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of each series may, on behalf of all holders of subordinated debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the indenture.

We and the trustee may make modifications and amendments to the indenture without the consent of any holder of subordinated debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to our covenants for the benefit of the holders of all or any series of subordinated debt securities or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of subordinated debt securities;

•	to change or eliminate any provisions of the indenture; provided that any such change or elimination shall become effective only when there are no subordinated debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

•	to secure the subordinated debt securities;

•	to establish the form or terms of subordinated debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in the indenture, provided that such action shall not adversely affect the interests of holders of subordinated debt securities of any series issued under the indenture;

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such subordinated debt securities; provided that such action shall not adversely affect the interests of the holders of the outstanding subordinated debt securities of any series; and

•	to make provisions with respect to holders’ rights of conversion with respect to any series of subordinated debt securities.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the indenture allows us to discharge our obligations to holders of any series of subordinated debt securities issued under the indenture when:

•	either (1) all securities of such series have already been delivered to the applicable trustee for cancellation; or (2) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such subordinated debt securities are payable, an amount sufficient to pay the entire indebtedness on such subordinated debt securities in respect of principal and any premium (or make-whole amount) and interest to the date of such deposit if such subordinated debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

•	we have paid or caused to be paid all other sums payable; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that the conditions to discharging the subordinated debt securities have been satisfied.

Unless otherwise indicated in the applicable prospectus supplement, the indenture provides that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such subordinated debt securities are payable at stated maturity, or government obligations, or both, applicable to such subordinated debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium (or make-whole amount) and interest on, such subordinated debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, we may elect either:

•	to defease and be discharged from any and all obligations with respect to such subordinated debt securities; or

•	to be released from our obligations with respect to such subordinated debt securities under the indenture or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such subordinated debt securities.

Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such subordinated debt securities and the obligations to register the transfer or exchange of such subordinated debt securities, to replace temporary or mutilated, destroyed, lost or stolen subordinated debt securities, to maintain an office or agency in respect of such subordinated debt securities, or to hold monies for payment in trust.

The indenture only permits us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such subordinated debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such subordinated debt securities would be able to look only to such trust fund for payment of principal, any premium (or make-whole amount), and interest.

When we use the term “government obligations,” we mean securities that are:

•	direct obligations of the United States or the government that issued the foreign currency in which the subordinated debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•	obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the subordinated debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depositary receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depositary receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to subordinated debt securities of any series, (a) the holder of a subordinated debt security of such series is entitled to, and does, elect under the terms of the indenture or the terms of such subordinated debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such subordinated debt security, or (b) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such subordinated debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium (or make-whole amount) and interest on, such subordinated debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such subordinated debt security into the currency, currency unit or composite currency in which such subordinated debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

When we use the term “conversion event,” we mean no longer using:

•	a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

•	the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

•	any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium (or make-whole amount) and interest on, any subordinated debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

In the event that (a) we effect covenant defeasance with respect to any subordinated debt securities and (b) such subordinated debt securities are declared due and payable because of the occurrence of any event of default, the amount in such currency, currency unit or composite currency in which such subordinated debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such subordinated debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such subordinated debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payments of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the subordinated debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the subordinated debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement. The terms will include our obligation, if any, to permit the conversion of the subordinated debt securities of such series into our common stock or preferred stock, as the case may be, and the terms and conditions upon which such conversion shall be effected (including, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price, any applicable limitations on the ownership or transferability of common stock or preferred stock receivable on conversion, and any requirements relative to the reservation of such shares for purposes of conversion).

Unless otherwise provided in the applicable prospectus supplement, the holder of subordinated debt securities convertible into our common stock will have the right, exercisable at any time during the time period specified in the prospectus supplement, unless previously redeemed, to convert convertible subordinated debt securities into shares of common stock as specified in the prospectus supplement, at the conversion rate per principal amount set forth in the prospectus supplement. In the case of convertible subordinated debt securities called for redemption, conversion rights will expire at the close of business on the business day immediately preceding the redemption date, unless we default in making the payment due upon redemption, in which case such conversion right shall terminate on the date we cure such default.

Unless otherwise provided in the applicable prospectus supplement, for each series of convertible subordinated debt securities, the conversion price will be subject to adjustments as a result of:

•	the payment or making of a dividend or distribution on our common stock exclusively in common stock or on any other class of capital stock, which dividend or distribution includes common stock of our company;

•	the issuance to all holders of common stock of rights or warrants entitling holders to subscribe for or purchase shares of common stock at a price per share less than the current market price per share;

•	subdivisions and combinations of common stock; and

•	the distribution to all holders of common stock of:

•	evidences of our indebtedness;

•	shares of our capital stock other than common stock or assets other than cash dividends paid from current or retained earnings; or

•	certain other subscription rights or warrants other than those referred to above.

In any event, no adjustment of the conversion price will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price. We will not issue any fractional shares of common stock upon conversion, but instead, we will pay a cash adjustment.

Subordination

Unless otherwise provided in the applicable prospectus supplement, subordinated debt securities will be subject to the following subordination provisions.

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated debt securities will be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated debt securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated debt securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated debt securities have been applied to the payment of senior debt. The indenture will not restrict the amount of senior debt or other indebtedness of us and our subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated debt securities may recover less, ratably, than our general creditors.

The term “senior debt” will be defined in the indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.

No restrictions will be included in the indenture relating to subordinated debt securities upon the creation of additional senior debt.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

PLAN OF DISTRIBUTION

General

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus include, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•	enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or free writing prospectus, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or free writing prospectus, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or free writing prospectus, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or free writing prospectus, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or free writing prospectus, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or free writing prospectus, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than the common stock which is listed on the NASDAQ Global Market. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the securities. We have no current plans for listing of the preferred stock and subordinated debt securities on any securities exchange or quotation system; any such listing with respect to the preferred stock or subordinated debt securities will be described in the applicable prospectus supplement or free writing prospectus, as the case may be.

In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or free writing prospectus, as the case may be.

LEGAL MATTERS

In connection with particular offerings of securities in the future, the legal validity of any securities offered by this prospectus from time to time will be passed upon for us by Hogan Lovells US LLP, Washington, District of Columbia. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, have been incorporated by reference herein in reliance on the reports of Shatswell, MacLeod & Company, P.C., an independent registered public accounting firm, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the reporting requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to you on the SEC’s website at www.sec.gov. Additionally, we maintain a website at www.lakesunbank.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 17, 2014;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, filed with the SEC on May 12, 2014, August 11, 2014 and November 10, 2014, respectively;

•	our Current Reports on Form 8-K filed with the SEC on February 3, 2014, March 19, 2014, May 13, 2014, October 29, 2014, December 16, 2014 and December 29, 2014; and

•	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on August 3, 1999, under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, and such future filings will become a part of this prospectus from the date that they are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described above under the section entitled “Where You Can Find More Information.” Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:

New Hampshire Thrift Bancshares, Inc.

Attention: Laura Jacobi, Corporate Secretary

9 Main Street, P.O. Box 9

Newport, New Hampshire 03773

(603) 863-0886

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions. All costs and expenses set forth below shall be borne by us.

SEC registration fee		$5,810
FINRA fee		8,000
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Printing fees		*
Miscellaneous		*

Total	$	*

*	These fees and expenses depend on the securities offered and the number of securities issued and cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law (“DGCL”), a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged to be liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against the person, and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145 of the DGCL.

Article IX of the registrant’s amended and restated bylaws (the “Bylaws”) requires the registrant, among other things, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, and any appeal therein, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the registrant) by reason of the fact that he or she is or was a director, officer, trustee, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, trustee, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, and any appeal therein, if he acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similarly, the registrant will indemnify such persons for expenses reasonably incurred and settlements reasonably paid in actions, suits, or proceedings brought by or in the right of the registrant, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant; provided, however, that no indemnification will be made against expenses in respect of any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of duties to the registrant or against amounts paid in settlement unless and only to the extent that there is a determination made by the appropriate party set forth in the Bylaws that the person to be indemnified is, in view of all the circumstances of the case, fairly and reasonably entitled to indemnity for such expenses or amounts paid in settlement.

The Bylaws also provide that the registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, employee or agent of the registrant, or is or was serving at the registrant’s request as a director, officer, trustee, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the registrant would have the power or the obligation to indemnify such person against such liability under the provisions of the Bylaws. The registrant currently maintains directors’ and officers’ liability insurance consistent with the provisions of Article IX of the Bylaws.

The registrant has entered into an employment agreement with Stephen R. Theroux as President and Chief Executive Officer, pursuant to which it has undertaken contractually to provide indemnification and insurance coverage in the manner described above. The registrant has also entered into change of control agreements with certain executive officers and employees of the registrant, pursuant to which it has undertaken contractually to provide indemnification coverage in the manner described above.

The foregoing summaries are necessarily subject to the complete text of the statute, the registrant’s certificate of incorporation and Bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16.	Exhibits.

The exhibits listed on the Exhibit Index of this registration statement are incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, State of New Hampshire, on this 9th day of January 2015.

New Hampshire Thrift Bancshares, Inc.

By:	/s/ Stephen R. Theroux
Stephen R. Theroux President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Stephen R. Theroux and Laura Jacobi and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments and amendments thereto, and any subsequent registration statement relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Stephen W. Ensign Stephen W. Ensign	Executive Chairman of the Board	January 9, 2015

/s/ Stephen R. Theroux Stephen R. Theroux	Vice Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	January 9, 2015

/s/ Laura Jacobi Laura Jacobi	First Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Corporate Secretary (Principal Financial and Accounting Officer)	January 9, 2015

/s/ Leonard R. Cashman Leonard R. Cashman	Director	January 9, 2015

/s/ Stephen P. Dimick Stephen P. Dimick	Director	January 9, 2015

Catherine A. Feeney	Director	January 9, 2015

Signature	Title	Date

/s/ Stephen J. Frasca Stephen J. Frasca	Director	January 9, 2015

William C. Horn	Director	January 9, 2015

/s/ Peter R. Lovely Peter R. Lovely	Director	January 9, 2015

/s/ Jack H. Nelson Jack H. Nelson	Director	January 9, 2015

John P. Stabile II	Director	January 9, 2015

Joseph B. Willey	Director	January 9, 2015

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation.

4.2	Amended and Restated Certificate of Designations establishing the rights of the registrant’s Non-Cumulative Perpetual Preferred Stock, Series B (incorporated herein by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 000-17859), filed with the Commission on March 25, 2013).

4.3*	Certificate of Designations of Preferred Stock.

4.4	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 000-17859), filed with the Commission on December 16, 2014).

4.5	Form of common stock certificate (incorporated herein by reference to an exhibit to the registrant’s Registration Statement on Form S-4, filed with the Commission on March 1, 1989).

4.6*	Form of preferred stock certificate.

4.7	Form of Indenture.

4.8	Form of Subordinated Debt Security (included in Exhibit 4.7).

5.1	Opinion of Hogan Lovells US LLP.

12.1	Statement Regarding the Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.1	Consent of Shatswell, MacLeod & Company, P.C.

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this registration statement).

25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of [TRUSTEE], as trustee under the form of Indenture filed as Exhibit 4.7 above.

*	To be filed, if necessary, by amendment or incorporated by reference as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, in connection with the offering of specific securities.